UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Neff Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36752	37-1773826
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3750 N.W. 87th Avenue, Suite 400, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (305) 513-3350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 25, 2016, Neff Holdings LLC, Neff LLC and Neff Rental LLC (collectively, the “Credit Parties”), each of which is a subsidiary of Neff Corporation (the “Corporation”), amended and restated their senior secured revolving credit facility (the “Amended and Restated Revolving Credit Facility”).  Among other things, the Amended and Restated Revolving Credit Facility effected the following changes to the Credit Parties’ previously existing senior secured revolving credit facility:

•                                          Increased the total maximum borrowing capacity from $425.0 million to $475.0 million;

•                                          Extended the maturity date from November 20, 2018 to February 25, 2021;

•                                          Increased the amount by which Neff LLC can request (but the lenders under the Amended and Restated Revolving Credit Facility have no obligation to provide) incremental revolving loan commitments under the Amended and Restated Revolving Credit Facility from $25.0 million to $100.0 million, provided that the amount set forth in clause (1) of the definition of “Maximum First Lien Indebtedness” under the intercreditor agreement between the Amended and Restated Revolving Credit Facility and the Credit Parties’ second lien credit facility shall be no less than an amount that is 10% greater than the revolving loan commitments under the Amended and Restated Revolving Credit Facility after giving effect to any such incremental revolving loan commitments;

•                                          Modified the excess availability requirements relating to cash dominion to provide that cash dominion will occur if excess availability is, for two consecutive business days, less than the lesser of (i) 10% of the aggregate revolving loan commitments under the Amended and Restated Revolving Credit Facility and (ii) 10% of the borrowing base;

•                                          Modified certain baskets, thresholds and ratios in certain covenants to provide the Credit Parties with greater rights to incur indebtedness and liens, to make acquisitions and restricted payments, and to prepay or redeem second lien loans and other indebtedness;

•                                          Modified the consolidated total leverage ratio financial covenant to (i) provide that such covenant will not be triggered unless excess availability is less than the greater of (x) the lesser of 10% of the revolving loan commitments under the Amended and Restated Revolving Credit Facility and 10% of the borrowing base and (y) $35.0 million, and (ii) include the following maximum consolidated total leverage ratios for the following periods:  5:0:1.0 for each fiscal quarter ended during the period from February 25, 2016 through and including December 31, 2016, 4.75:1.0 for each fiscal quarter ended during the period from January 1, 2017 through and including December 31, 2017, and 4.5:1.0 for each fiscal quarter ended during the period from January 1, 2018 and thereafter;

•                                          Eliminated the requirement that Neff LLC deliver a third appraisal to the administrative agent if excess availability is less than 20% of the aggregate revolving loan commitments, provided that, if requested by the administrative agent, Neff LLC shall deliver a third appraisal at the administrative agent’s cost and expense;

•                                          Modified the applicable margins for revolving credit advances and letter of credit obligations as follows:  (i) if average availability is less than $125.0 million, the applicable margin for base rate loans is 1.0% and the applicable margin for each of LIBOR rate loans and letter of credit obligations is 2.0%, (ii) if average availability is equal to or greater than $125.0 million but less than $225.0 million, the applicable margin for base rate loans is 1.0% and the applicable margin for each of LIBOR rate loans and letter of credit obligations is 1.75%, and (iii) if average availability is equal to or greater than $225.0 million, the applicable margin for base rate loans is 1.0% and the applicable margin for each of LIBOR rate loans and letter of credit obligations is 1.50%; and

•                                          Modified the applicable margin for the unused line fee to provide that (i) if the utilized amount is greater than or equal to 50%, then the applicable margin is .25%, and (ii) if the utilized amount is less than 50%, then the applicable margin is .375%.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Amended and Restated Revolving Credit Facility in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1

Second Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010, as amended and restated as of November 20, 2013, as further amended and restated as of February 25, 2016, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Collateral Agent, Wells Fargo Capital Finance, LLC and SunTrust Bank, as Syndication Agents, Regions Bank, as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Book Runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neff Corporation

Date March 1, 2016	By:	/s/ Mark Irion
Mark Irion
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Second Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010, as amended and restated as of November 20, 2013, as further amended and restated as of February 25, 2016, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Collateral Agent, Wells Fargo Capital Finance, LLC and SunTrust Bank, as Syndication Agents, Regions Bank, as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Book Runners.